UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2017

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code

(858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)::

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Employment Agreements

On August 15, 2017, Daré Bioscience, Inc., or the Company, entered into employment agreements with the members of management set forth below. Pursuant to the terms of their respective agreements, each employee is eligible to receive an annual base salary in the amount set forth below retroactively effective as of July 19, 2017. This base salary may be increased at the discretion of the Company’s Board of Directors. In addition and in the Company’s sole discretion, each employee is eligible to receive an annual bonus of up to the percentage of his or her then-current salary set forth below based on the Company’s assessment of the applicable employee’s performance and the Company’s performance. Upon execution of the agreements, certain of the employees received a one-time payment in the amount as set forth below.

Name and Title	Annual Salary	Annual Bonus Percentage	One-Time Payment
Sabrina Martucci Johnson, President and Chief Executive Officer	$325,000	50%	—
Lisa Walters-Hoffert, Chief Financial Officer	$260,000	35%	$45,500
Mark Walters, Vice President of Operations	$220,000	30%	$33,000

The employment agreements also provide that the employees are entitled to (i) participate in all equity, pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to senior Company executives, (ii) receive reimbursement for reasonably incurred business expenses and (iii) receive paid vacation and holiday time in accordance with policies generally applicable to senior Company executives. Each employment agreement provides for a two year term and automatically renews for successive one-year terms unless either party provides notice of his or her intent not to renew at least sixty days prior to the applicable expiration date. Each employee may terminate his or her employment for good reason after giving us fourteen days to correct or “cure” the circumstances giving rise to a termination for good reason, and each employee may terminate his or her employment upon at least fourteen days’ prior written notice to the Company for any reason other than for good reason. The Company may terminate the employment of each employee without prior written notice for cause or in the event of the employee’s disability. The Company may also terminate the employment of each employee without cause on fourteen days’ prior written notice. The employment agreements will be automatically terminated upon the death of the applicable employee. If an employee’s employment is terminated by the Company for cause, by reason of his or her death or disability, as a result of the applicable employee’s delivery of a notice of intent not to renew, or by the applicable employee without good reason, the Company agreed to pay the terminated employee the amount of the Company’s accrued obligations as of the date of such termination.

If Ms. Johnson is terminated by the Company other than for cause, as a result of the Company’s notice of intent not to renew or by Ms. Johnson with good reason, the Company agreed to pay to Ms. Johnson the Company’s accrued obligations and any accrued but unpaid bonus (or a pro rata portion of such bonus) as of her termination date and an amount equal to twelve months of her then-current base salary and to provide twelve months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. If Ms. Johnson’s employment is terminated without cause or resigns for good reason within three months prior or twelve months following a change of control of the Company, (i) Ms. Johnson will be eligible to receive an amount equal to eighteen months of her then-current base salary and target bonus at the rate in effect immediately prior to such termination and will receive eighteen months of continuing health benefits coverage and (ii) any unvested and outstanding equity interests Ms. Johnson may have in the Company shall fully vest and accelerate, in each case subject to the conditions outlined in her agreement.

If Ms. Walters-Hoffert is terminated by the Company other than for cause, as a result of the Company’s notice of intent not to renew or by Ms. Walters-Hoffert with good reason, the Company agreed to pay to Ms. Walters-Hoffert the Company’s accrued obligations and any accrued but unpaid bonus (or a pro rata portion of such bonus) as of her termination date and an amount equal to nine months of her then-current base salary and to provide nine months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. If Ms. Walters-Hoffert’s employment is terminated without cause or resigns for good reason within three months prior or twelve months following a change of control of the Company, (i) Ms. Walters-Hoffert will be eligible to receive an amount equal to twelve months of her then-current base salary and target bonus at the rate in effect immediately prior to such termination and will receive twelve months of continuing health benefits coverage and (ii) any unvested and outstanding equity interests Ms. Walters-Hoffert may have in the Company shall fully vest and accelerate, in each case subject to the conditions outlined in her agreement.

If Mr. Walters is terminated by the Company other than for cause, as a result of the Company’s notice of intent not to renew or by Mr. Walters with good reason, the Company agreed to pay to Mr. Walters the Company’s accrued obligations and any accrued but unpaid bonus (or a pro rata portion of such bonus) as of his termination date and an amount equal to six months of his then-current base salary and to provide six months of continuing health benefits coverage, each subject to the conditions outlined in the agreement. If Mr. Walters’ employment is terminated without cause or resigns for good reason within three months prior or twelve months following a change of control of the Company, (i) Mr. Walters will be eligible to receive an amount equal to nine months of his then-current base salary and target bonus at the rate in effect immediately prior to such termination and will receive nine months of continuing health benefits coverage and (ii) any unvested and outstanding equity interests Mr. Walters may have in the Company shall fully vest and accelerate, in each case subject to the conditions outlined in her agreement.

All payments made and benefits available to each employee in connection with his or her employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his or her employment agreement.

The descriptions of the employment agreements for each of Ms. Johnson, Ms. Walters-Hoffert and Mr. Walters are qualified in their entirety by the full text of their respective agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between Daré Bioscience, Inc. and Sabrina Martucci Johnson dated as of August 15, 2017

10.2	Employment Agreement by and between Daré Bioscience, Inc. and Lisa Walters-Hoffert dated as of August 15, 2017

10.3	Employment Agreement by and between Daré Bioscience, Inc. and Mark Walters dated as of August 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: August 18, 2017	By:	/s/ Sabrina Martucci Johnson
Name: Sabrina Martucci Johnson
Title: President and Chief Executive Officer